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                                                                    Exhibit 23.2

           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS
           -----------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001 relating to the financial statements of Kensington Laboratories, Inc for the years ended December 31, 2000 and 1999, which appears in Newport Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
San Jose, California
April 9, 2002